PROXY

                                FRED MEYER, INC.
                       Special Meeting, September 8, 1997

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Robert G. Miller, Kenneth Thrasher and Roger A. Cooke, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the special meeting of stockholders of Fred Meyer, Inc. ("Fred Meyer") on September 8, 1997 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1. A proposal to approve and adopt the Agreement and Plan of Reorganization and Merger, dated as of May 11, 1997, by and between Fred Meyer and Smith's Food & Drug Centers, Inc. and related matters.

            [ ] FOR              [ ] AGAINST              [ ] ABSTAIN



2. A proposal to approve and adopt the 1997 Stock Incentive Plan of Meyer-Smith Holdco, Inc.

            [ ] FOR              [ ] AGAINST              [ ] ABSTAIN


3. A proposal to approve and adopt the Non-Employee Directors' Deferred Compensation Plan of Meyer-Smith Holdco, Inc.

            [ ] FOR              [ ] AGAINST              [ ] ABSTAIN


4. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.


                 (Continued and to be signed on the other side.)

     The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for approval of (i) the Agreement and Plan of Reorganization and Merger and related matters, (ii) the 1997 Stock Incentive Plan of Meyer-Smith Holdco, Inc. and (iii) the Non-Employee Directors' Deferred Compensation Plan of Meyer-Smith Holdco, Inc. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

                                        Shares:

                                        Date: ____________________________, 1997



                                        ________________________________________
                                                Signature or Signatures

                                        ________________________________________
                                                         Title

P                                       Please date and sign as name is
R                                       imprinted hereon, including designation
O                                       as executor, trustee, etc., if
X                                       applicable. A corporation must sign its
Y                                       name by the president or other
                                        authorized officer.

                                        The Special Meeting of Stockholders of
                                        Fred Meyer, Inc. will be held on Monday, September 8, 1997 at 10:00 a.m., Pacific Time, at DoubleTree Hotel, Lloyd Center, 1000 NE Multnomah, Portland, Oregon.


Please Note: Any shares of stock of Fred Meyer held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of Fred Meyer are held in "street name" by a brokerage house, only the brokerage house, at the instruction of its client, may vote or appoint a proxy to vote the shares.